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                                                                    Exhibit 5(a)

                                  GARY M. SMITH
                              Watterson Tower West
                                   Suite 1020
                                1040 Bishop Lane
                           Louisville, Kentucky 40218
                                  502.454.4850

                                                   June 16, 2003

Board of Directors
Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, KY 40509

                                                Re:  Opinion of Counsel
                                                     S-3 Registration Statement

Ladies and Gentlemen:

         As attorney for Daugherty Resources, Inc., a British Columbia corporation, I am familiar with its Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, relating to the sale from time to time by the selling shareholders named therein of up to an aggregate of 3,417,606 shares of the Daugherty Resources' Common Stock, no par value (the "Common Stock").

         In connection therewith, I have examined, among other things, the Amended and Restated Memorandum and the By-laws of Daugherty Resources, the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Common Stock, and such other documents as I have deemed necessary for the purpose of expressing the opinion contained herein.

         Based upon the foregoing, I am of the opinion that:

         1. Daugherty Resources is a corporation duly incorporated and validly existing under the laws of British Columbia; and

         2. The shares of Common Stock covered by the Registration Statement have been duly authorized by all necessary corporate action, and such shares are validly issued, fully paid, and non-assessable all in accordance with the laws of British Columbia, Canada.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and in the Prospectus included in the Registration Statement. By giving such consent I do not admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          Sincerely,

                                          /s/ Gary M. Smith
                                          -----------------
                                          Gary M. Smith
                                          Attorney at Law